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                                  Exhibit 99.2

                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2002 of FASTNET Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ward Schultz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss .78m(a) or ss. 78o(d)); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 4, 2003                                         /s/ Ward Schultz
                                                      --------------------------
                                                      Ward Schultz
                                                      Chief Financial Officer